Exhibit 4.2
THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of September 15, 2023 among UNITED STATES CELLULAR CORPORATION, a Delaware corporation (the “Borrower”), each Guarantor party hereto, each lender party hereto (collectively, the “Lenders” and, individually, a “Lender”) and COBANK, ACB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
R E C I T A L S:
A.    The Borrower, the Lenders and the Administrative Agent entered into that certain Third Amended and Restated Credit Agreement dated as of July 30, 2021 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of December 9, 2021 and as amended by the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2023, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as otherwise amended, restated, supplemented, replaced, refinanced, extended or modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
B.    The Borrower, the other Loan Parties, the Administrative Agent and the Lenders (including the Voting Participants) party hereto (it being understood that such Lenders and Voting Participants constitute the Required Lenders) now desire to amend the negative covenant with respect to Dispositions.
NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions, and in reliance upon the representations and warranties, in each case contained herein, the parties hereto agree hereby as follows:
ARTICLE I
Section 1.01    AMENDMENTS.
(a)    Effective as of the date hereof, the phrase “Make any Disposition or enter into any agreement to make any Disposition, except:” in the first sentence of Section 7.05 of the Credit Agreement is replaced in its entirety with “Make any Disposition except:”.
ARTICLE II
Section 2.01    REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower and each other Loan Party, as applicable, represents and warrants that, as of the date hereof:
(a)    the representations and warranties of the Borrower and the other Loan Parties, as applicable, contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished in connection herewith or therewith, shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Effective Date (as defined below), after giving effect to the amendments contemplated in this Amendment as if such representations and warranties were being made on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(b)    no event has occurred and is continuing which constitutes a Default;
(c)    (i) each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by each Loan Party, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
(d)    the execution, delivery and performance by each applicable Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of any transactions contemplated herein or therein, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene any material term of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation, including, but not limited to, any bonds, debentures, notes, loan agreements or other similar instruments, to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable law to which such Person is subject, except in each case referred to in subsections (ii) and (iii) above to the extent that any such conflict, breach, contravention, creation, requirement or violation could reasonably be expected to have a Material Adverse Effect; and
(e)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, any applicable Loan Party of this Amendment other than those already obtained or performed.

ARTICLE III
Section 3.01    CONDITIONS PRECEDENT TO EFFECTIVENESS. The parties hereto agree that this Amendment shall not be effective until the satisfaction of each of the following conditions precedent:
(a)    the Administrative Agent shall have received a copy of this Amendment duly completed, executed and delivered by the Required Lenders, the Borrower and the other Loan Parties;
(b)    the Administrative Agent shall receive evidence of concurrent consummation of a related amendment to the Parent Credit Agreement, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(c)    the Administrative Agent shall receive evidence of concurrent consummation of a related amendment to the Revolving Loan Facility, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(d)    the Administrative Agent shall receive evidence of concurrent consummation of a related amendment to the Senior Term Loan Credit Agreement, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(e)    the Administrative Agent shall receive evidence of concurrent consummation of a related amendment to the Parent Term Loan Facility, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(f)    the Administrative Agent shall receive evidence of concurrent consummation of a related amendment to the Credit Agreement, dated as of December 17, 2021 (and as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the lenders party thereto, Citibank, N.A., as administrative agent, and Export Development Canada, as a mandated lead arranger and a lender, which shall be in form and substance reasonably acceptable to the Administrative Agent;
(g)    the Administrative Agent shall receive evidence of concurrent consummation of a related amendment to the Credit Agreement, dated as of November 9, 2022 (and as amended, restated, supplemented or otherwise modified from time to time), among Telephone and Data Systems, Inc., as borrower, the lenders party thereto and Export Development Canada, as a lender, which shall be in form and substance reasonably acceptable to the Administrative Agent; and
(h)    each of the representations and warranties made in this Amendment shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Effective Date (as defined below), both before and after giving effect to the amendments contemplated by this Amendment as if such representations and warranties were being made on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
ARTICLE IV
Section 4.01    MISCELLANEOUS.
(a)    RATIFICATION OF LOAN DOCUMENTS. Except for the specific amendments, releases, consents and waivers expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified, reaffirmed and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.
(b)    AMENDMENT EFFECTIVE DATE. This Amendment shall become effective when the Administrative Agent has received counterparts of this Amendment executed by the Borrower, the other Loan Parties, the Required Lenders and the Administrative Agent and each of the conditions precedent set forth in Section 3.01 of this Amendment has been satisfied (the “Amendment Effective Date”), whether or not this Amendment has been executed and delivered by each and every Lender named on a signature page attached hereto.
(c)    REFERENCES TO THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder” or in any other Loan Document to the “Credit Agreement” or “thereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(d)    EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Amendment, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
(e)    GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
(f)    HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(g)    TIME OF THE ESSENCE. Time is of the essence of this Amendment and the Loan Documents.
(h)    LOAN DOCUMENT. This Amendment is a Loan Document and subject to the terms of the Credit Agreement.
(i)    ENTIRE AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

UNITED STATES CELLULAR CORPORATION

By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Chairman

USCC FINANCIAL L.L.C.
USCC SERVICES, LLC
USCC PURCHASE, LLC
HARDY CELLULAR TELEPHONE COMPANY
MCDANIEL CELLULAR TELEPHONE COMPANY
USCC WIRELESS INVESTMENT, INC.
USCOC OF OREGON RSA #5, INC.
UNITED STATES CELLULAR INVESTMENT COMPANY, LLC

By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Vice President and Treasurer

CELLVEST, INC.

By:	/s/ Douglas W. Chambers
Douglas W. Chambers
President

COBANK, ACB,
as Administrative Agent and a Lender

By:	/s/ Andy Smith
Andy Smith
Managing Director

AGCOUNTRY FARM CREDIT SERVICES, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Gustave Radcliffe
Name:	Gustave Radcliffe
Title:	Vice President, Capital Markets

AGFIRST FARM CREDIT BANK,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Christopher Reynolds
Name:	Christopher Reynolds
Title:	Senior Vice President

AGWEST FARM CREDIT, FLCA, successor in interest by merger to NORTHWEST FARM CREDIT SERVICES, FLCA, and FARM CREDIT WEST, FLCA
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Austin Taylor
Name:	Austin Taylor
Title:	Vice President

AMERICAN AGCREDIT, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Daniel K. Hansen
Name:	Daniel K. Hansen
Title:	Vice President

CAPITAL FARM CREDIT, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Agustin Arzeno
Name:	Agustin Arzeno
Title:	Director Capital Markets

COMPEER FINANCIAL, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Jeremy Voigts
Name:	Jeremy Voigts
Title:	Director, Capital Markets

FARM CREDIT BANK OF TEXAS,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ John McCarty
Name:	John McCarty
Title:	Director, Capital Markets

FARM CREDIT EAST, ACA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Benjamin Thompson
Name:	Benjamin Thompson
Title:	Vice President

FARM CREDIT MID-AMERICA, FLCA, f/k/a Farm Credit Services of Mid-America, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Matthew Giffen
Name:	Matthew Giffen
Title:	VP Food and Agribusiness Participations

FARM CREDIT OF NEW MEXICO, FLCA,
a wholly owned subsidiary of FARM CREDIT OF NEW MEXICO, ACA, as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Clarissa Shiver
Name:	Clarissa Shiver
Title:	VP Credit - Participations

FARM CREDIT SERVICES OF AMERICA, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Nicholas King
Name:	Nicholas King
Title:	Vice President

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Matthew Addison
Name:	Matthew Addison
Title:	Senior Client Manager - Corporate AgFinance

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Andrew Shockley
Name:	Andrew Shockley
Title:	VP Capital Markets

HIGH PLAINS FARM CREDIT, FLCA,
as a Voting Participant pursuant to Section 10.06 of the Credit Agreement

By:	/s/ Ryan D. Reh
Name:	Ryan D. Reh
Title:	Capital Markets Director